Exhibit 99.1

Sportsman’s Warehouse Holdings, Inc. Announces

First Quarter 2025 Financial Results

2% increase to Q1 same store sales, versus -13.5% in Q1 last year

Significantly outperformed the Q1 adjusted NICS data

Reaffirms full-year 2025 Guidance

WEST JORDAN, Utah, June 3, 2025--Sportsman's Warehouse Holdings, Inc. (“Sportsman's Warehouse” or the “Company”) (Nasdaq: SPWH) today announced financial results for the thirteen weeks ended May 3, 2025.

“In the first quarter we delivered our first positive same store sales comp in nearly four years, an indication that our transformation strategy continues to gain traction,” said Paul Stone, President and Chief Executive Officer of Sportsman’s Warehouse. “Our focus on improving inventory precision, leaning into local expertise, executing our new digital-first marketing strategy, and establishing Sportsman’s as the authority in personal protection is driving meaningful progress across the business. By being in-stock in core items, while at the same time being locally and seasonally relevant and priced right with our merchandise, we can win back the trust and loyalty of our customers. While macroeconomic headwinds persist, we have confidence in our plan and the team’s ability to execute, positioning Sportsman’s for continued growth and financial improvement.”

For the thirteen weeks ended May 3, 2025:

•
Net sales increased 2.0% to $249.1 million, compared to $244.2 million in the first quarter of fiscal year 2024. The net sales increase was primarily due to increased sales in our Fishing and Hunting and Shooting Sports departments as we continue the emphasis on core in-stocks and being locally and seasonally on-time with our merchandise.
•
Gross profit was $75.6 million, or 30.4% of net sales, compared to $73.8 million, or 30.2% of net sales, in the first quarter of fiscal year 2024. The increase as a percentage of net sales was primarily driven by improved productivity of inventory and improved product margin rate in our fishing category.
•
Selling, general, and administrative (SG&A) expenses were $95.3 million, or 38.2% of net sales, compared to $94.4 million, or 38.6% of net sales, in the first quarter of fiscal year 2024. The improvement in SG&A as a percentage of net sales was due to the continued focus on expense management and leverage gained from higher sales.
•
Net loss was $(21.3) million, compared to a net loss of $(18.1) million in the first quarter of fiscal year 2024. Adjusted net loss was $(15.6) million compared to an adjusted net loss of $(17.8) million in the first quarter of fiscal year 2024 (see “GAAP and Non-GAAP Financial Measures”).
•
Adjusted EBITDA was $(9.0) million, compared to $(8.7) million in the first quarter of fiscal year 2024 (see “GAAP and Non-GAAP Financial Measures”).

•
Diluted loss per share was $(0.56) compared to a diluted loss per share of $(0.48) in the corresponding prior-year period. Adjusted diluted loss per share was $(0.41) compared to adjusted diluted loss per share of $(0.47) in the first quarter of fiscal year 2024 (see “GAAP and Non-GAAP Financial Measures”).

Balance sheet and capital allocation highlights as of May 3, 2025:

•
The Company ended the first quarter with net debt of $162.4 million, comprised of $3.6 million of cash on hand, $24.1 million of net borrowings outstanding under the Company’s term loan facility and $141.9 million of net borrowings outstanding under the Company’s revolving credit facility. Total inventory at the end of the first quarter was $412.3 million, reflecting in-part our pull forward of certain inventory purchases during the first quarter of fiscal year 2025 in anticipation of increased tariffs.
•
Total liquidity was $122.1 million as of the end of the first quarter of fiscal year 2025, comprised of $118.5 million of availability on the term loan and revolving credit facilities and $3.6 million of cash and cash equivalents.

Fiscal Year 2025 Outlook:

Jeff White, Chief Financial Officer of Sportsman’s Warehouse, said, “We entered 2025 with a clear focus on execution, and our first quarter results demonstrate disciplined financial management across the organization. We delivered sales growth and gross margin expansion, while actively managing variable expenses and strategically navigating the evolving tariff landscape and changes in international trade policy. In anticipation of increased tariffs, we made targeted inventory investments to secure critical products ahead of seasonal demand, ensuring both cost containment and product availability in key categories. Our approach strategically balanced near-term gross margin pressure with inventory readiness to strengthen our omnichannel customer experience. Looking ahead, we remain committed to generating positive free cash flow for the year, driving improved inventory productivity, and paying down our debt.”

The Company is reaffirming its guidance for fiscal year 2025 and expects net sales to be in the range of down 1.0% to positive 3.5% and adjusted EBITDA to be in the range of $33 million to $45 million. The Company also expects capital expenditures for 2025 to be in the range of $20 million to $25 million, primarily consisting of technology investments relating to merchandising and store productivity and general store maintenance. The Company anticipates opening one new store during fiscal year 2025 in Surprise, Arizona.

The Company has not reconciled expected adjusted EBITDA for fiscal year 2025 to GAAP net income because the Company does not provide guidance for net (loss) income and is not able to provide a reconciliation to net (loss) income without unreasonable effort. The Company is not able to estimate net (loss) income on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA.

Conference Call Information:

A conference call to discuss first quarter 2025 financial results is scheduled for June 3, 2025, at 5:00 PM Eastern Time. The conference call will be held via webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmans.com.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”) and that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): adjusted net (loss) income, adjusted diluted (loss) earnings per share and adjusted EBITDA. The Company defines adjusted net (loss) income as net (loss) income plus expenses incurred relating to director and officer transition costs, and estimated tax benefit had the company not been in a deferred tax asset valuation allowance position. Net (loss) income is the most comparable GAAP financial measure to adjusted net (loss) income. The Company defines adjusted diluted (loss) earnings per share as adjusted net (loss) income divided by diluted weighted average shares outstanding. Diluted (loss) earnings per share is the most comparable GAAP financial measure to adjusted diluted (loss) earnings per share. The Company defines Adjusted EBITDA as net (loss) income plus interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, transition and severance costs related to director and officer transitions, and expenses that we do not believe are indicative of our ongoing expenses. Net (loss) income is the most comparable GAAP financial measure to adjusted EBITDA. The Company has reconciled these non-GAAP financial measures to the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Financial Measures” in this release. As noted above, the Company has not provided a reconciliation of fiscal year 2024 guidance for Adjusted EBITDA, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K.

The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors and are frequently used by analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted (loss) earnings per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Management uses this information as additional measurement tools for purposes of business decision-making, including evaluating store performance, developing budgets and managing expenditures. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company’s management believes that these non-GAAP financial measures allow investors to evaluate the Company’s operating performance and compare its results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, statements regarding our plan and ability to execute and position ourselves for continued growth and financial improvement; our ability to react to macroeconomic conditions and the evolving tariff landscape; our ability to generate positive free cash flow for the year, drive improved inventory productivity and pay down our debt; our guidance for net sales, Adjusted EBITDA and capital expenditures for fiscal year 2025; and our expectation to open one new store in fiscal year 2025. Investors can identify these statements by the fact that they use words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar terms and phrases. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to: current and future government regulations, in particular regulations relating to the sale of firearms and ammunition, which may impact the supply and demand for the Company’s products and ability to conduct its business; the Company’s retail-based business model which is impacted by general economic and market conditions and economic, market and financial uncertainties that may cause a decline in consumer spending; the Company’s concentration of stores in the Western United States which makes the Company susceptible to adverse conditions in this region, and could affect the Company’s sales and cause the Company’s operating results to suffer; the highly fragmented and competitive industry in which the Company operates and the potential for increased competition; changes in consumer demands, including regional preferences, which we may not be able to identify and respond to in a timely manner; the Company’s entrance into new markets or operations in existing markets, including the Company’s plans to open additional stores in future periods, which may not be successful; the Company’s implementation of a plan to reduce expenses in response to adverse macroeconomic conditions, including an increased focus on financial discipline and rigor throughout the Company’s organization; impact of general macroeconomic conditions, such as labor shortages, inflation, elevated interest rates, the impacts of tariffs and trade disputes, economic slowdowns, and recessions or market corrections; and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 1, 2025, which was filed with the SEC on April 2, 2025, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman’s Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Investor Contact:

Riley Timmer

Vice President, Investor Relations

Sportsman’s Warehouse

(801) 566-6681

investors@sportsmans.com

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(amounts in thousands, except per share data)

For the Thirteen Weeks Ended

	May 3, 2025	% of net sales	May 4, 2024	% of net sales	YOY Variance
Net sales	$249,103	100.0%	$244,240	100.0%	$4,863
Cost of goods sold	173,460	69.6%	170,454	69.8%	3,006
Gross profit	75,643	30.4%	73,786	30.2%	1,857

Operating expenses:
Selling, general and administrative expenses	95,256	38.2%	94,413	38.6%	843
Loss from operations	(19,613)	(7.8%)	(20,627)	(8.4%)	1,014
Interest expense	2,971	1.3%	2,908	1.2%	63
Other losses	-	0.0%	-	0.0%	-
Loss before income taxes	(22,584)	(9.1%)	(23,535)	(9.6%)	951
Income tax benefit	(1,330)	(0.5%)	(5,469)	(2.2%)	4,139
Net loss	$(21,254)	(8.6%)	$(18,066)	(7.4%)	$(3,188)

Loss per share
Basic	$(0.56)		$(0.48)		$(0.08)
Diluted	$(0.56)		$(0.48)		$(0.08)

Weighted average shares outstanding
Basic	38,144		37,567		577
Diluted	38,144		37,567		577

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(amounts in thousands, except par value data)

	May 3,	February 1,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$3,560	$2,832
Accounts receivable, net	2,934	2,410
Merchandise inventories	412,268	341,958
Prepaid expenses and other	22,592	18,802
Total current assets	441,354	366,002
Operating lease right of use asset	323,753	316,499
Property and equipment, net	162,813	167,838
Goodwill	1,496	1,496
Definite lived intangibles, net	253	267
Total assets	$929,669	$852,102

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$88,119	$64,041
Accrued expenses	97,565	95,946
Income taxes payable	486	194
Operating lease liability, current	50,466	49,128
Revolving line of credit	141,864	74,654
Total current liabilities	378,500	283,963
Long-term liabilities:
Deferred income taxes	—	946
Term loan, net	24,146	24,067
Operating lease liability, noncurrent	311,966	307,422
Total long-term liabilities	336,112	332,435
Total liabilities	714,612	616,398

Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 20,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $.01 par value; 100,000 shares authorized; 38,318 and 38,103 shares issued and outstanding, respectively	383	380
Additional paid-in capital	86,604	86,000
Accumulated earnings	128,070	149,324
Total stockholders' equity	215,057	235,704
Total liabilities and stockholders' equity	$929,669	$852,102

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements Cash Flows (Unaudited)

(amounts in thousands)

	Thirteen Weeks Ended
	May 3,	May 4,
	2025	2024
Cash flows from operating activities:
Net loss	$(21,254)	$(18,066)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	9,846	10,377
Amortization of discount on debt and deferred financing fees	136	38
Amortization of definite lived intangible	14	15
Loss on asset dispositions	64	16
Noncash lease expense	(11,242)	(3,187)
Deferred income taxes	(946)	(5,467)
Stock-based compensation	793	1,174
Change in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	(523)	18
Operating lease liabilities	9,869	1,477
Merchandise inventories	(70,310)	(36,933)
Prepaid expenses and other	(3,828)	839
Accounts payable	22,986	13,756
Accrued expenses	3,869	1,351
Income taxes payable and receivable	292	(58)
Net cash used in operating activities	(60,234)	(34,650)
Cash flows from investing activities:
Purchase of property and equipment, net of amounts acquired	(3,815)	(3,312)
Proceeds from sale of property and equipment	11	24
Net cash used in investing activities	(3,804)	(3,288)
Cash flows from financing activities:
Net borrowings on line of credit	67,210	37,992
Decrease in book overdraft	(2,239)	(895)
Payment of withholdings on restricted stock units	(186)	(132)
Payment of deferred financing costs and discount on term loan	(19)	—
Net cash provided by financing activities	64,766	36,965
Net change in cash and cash equivalents	728	(973)
Cash and cash equivalents at beginning of period	2,832	3,141
Cash and cash equivalents at end of period	$3,560	$2,168

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Financial Measures (Unaudited)

(amounts in thousands, except per share data)

The following table presents the reconciliations of (i) GAAP net loss to adjusted net loss and (ii) GAAP diluted loss per share to adjusted diluted loss per share:

	For the Thirteen Weeks Ended
	May 3, 2025	May 4, 2024
Numerator:
Net loss	$(21,254)	$(18,066)
Director and officer transition costs (1)	-	324
Valuation allowance (2)	5,646	-
Less tax benefit	-	(84)
Adjusted net loss	$(15,608)	$(17,826)

Denominator:
Diluted weighted average shares outstanding	38,144	37,567

Reconciliation of loss per share:
Diluted loss per share:	$(0.56)	$(0.48)
Impact of adjustments to numerator and denominator	0.15	0.01
Adjusted diluted loss per share:	$(0.41)	$(0.47)

(1) Expenses incurred relating to the departure of directors and officers and the recruitment of directors and key members of our senior management team.
(2) Estimated tax benefit had the company not been in a deferred tax asset valuation allowance position.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Financial Measures (Unaudited)

(amounts in thousands, except per share data)

The following table presents the reconciliation of GAAP net loss to adjusted EBITDA for the periods presented:

	For the Thirteen Weeks Ended
	May 3, 2025	May 4, 2024
Net loss	$(21,254)	$(18,066)
Interest expense	2,971	2,908
Income tax benefit	(1,330)	(5,469)
Depreciation and amortization	9,860	10,392
Stock-based compensation expense (1)	793	1,174
Director and officer transition costs (2)	-	324
Adjusted EBITDA	$(8,960)	$(8,737)

(1) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our equity incentive plan and employee stock purchase plan.
(2) Expenses incurred relating to the departure of directors and officers and the recruitment of directors and key members of our senior management team.